UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2024

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 399-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On January 29, 2024, TScan Therapeutics, Inc. (the “Company”) announced the appointment of Jason A. Amello as Chief Financial Officer, which was approved by the Board of Directors of the Company on January 24, 2024, effective January 29, 2024 (the “Start Date”). Effective as of his Start Date, Mr. Amello will also serve as the Company’s Treasurer, principal financial officer and principal accounting officer.

Mr. Amello, age 55, previously served as the Chief Financial Officer, Treasurer and Secretary of Candel Therapeutics, Inc., from September 2022 to January 2024. Prior to that, Mr. Amello served as Chief Financial Officer and Treasurer of Saniona AB from September 2020 to April 2022. Mr. Amello also served as Senior Vice President, Chief Financial Officer and Treasurer of Akebia Therapeutics, Inc. from September 2013 to August 2020 and as Executive Vice President, Chief Financial Officer and Treasurer of Alaunos Therapeutics, Inc., formerly known as ZIOPHARM Oncology, Inc., from May 2012 to May 2013. From 2000 to 2011, Mr. Amello held multiple finance leadership positions at Genzyme Corporation (acquired by Sanofi AG), including Senior Vice President and Chief Accounting Officer. Earlier in his career, he spent ten years in the business advisory and assurance practice at Deloitte. Mr. Amello has served as a member of the Board of Directors of Acer Therapeutics, Inc. since October 2017 until its acquisition by Zevra Therapeutics, Inc. in November 2023 and was chairman of its audit committee. Mr. Amello also served as a member of the Board of Directors of the New England Baptist Hospital from July 2015 to November 2023. Mr. Amello holds a B.S. in finance/accounting from Boston College and is a Certified Public Accountant in the Commonwealth of Massachusetts.

In connection with Mr. Amello’s appointment, the Company entered into an employment agreement with Mr. Amello (the “Employment Agreement”). The Employment Agreement provides for a base salary of $500,000 per annum, a one-time payment in the amount of $60,000 and an option to purchase 750,000 shares of the Company’s voting common stock under the Company’s 2021 Equity Incentive Plan, as amended, at an exercise price equal to the fair market value of such shares on February 1, 2024. 25% of the shares subject to the option will vest after 12 months of continuous service with vesting commencing on the Start Date, and the balance will vest in 36 equal monthly installments of continuous service. Mr. Amello is also eligible for a discretionary bonus target of up to 40% of his base salary during the period he serves as the Company’s Chief Financial Officer based on the achievement of certain performance goals, to be determined by the Board of Directors of the Company or its Compensation Committee. Mr. Amello is also eligible for certain severance and change of control payments consistent with those provided to other non-CEO executive officers of the Company.

Pursuant to the Employment Agreement, if Mr. Amello is terminated “without cause” or resigns for “good reason” (in each case, as defined in the Employment Agreement), within three (3) months preceding or twelve (12) months after the closing of a “change in control” (as defined in the Employment Agreement), Mr. Amello will be entitled to, subject to his executing a general release and it becoming effective, (i) a lump-sum payment equal to one (1) times of Mr. Amello’s then-current base salary and annual target bonus for the then-current year, (ii) a lump-sum payment in an amount equal to Mr. Amello’s pro-rata target bonus for the then-current year; (iii) immediate acceleration of all of the then-outstanding and unvested time-based equity awards held by Mr. Amello; and (iv) up to twelve (12) months of the employer portion of the COBRA premium contributions. If Mr. Amello is terminated “without cause” or resigns for “good reason” (in each case, other than in connection with a change in control), Mr. Amello will be entitled to, subject to his executing a general release and it becoming effective, (i) monthly payments of Mr. Amello’s then-current base salary for twelve (12) months after the effective date of Mr. Amello’s separation and (ii) up to twelve (12) months of the employer portion of the COBRA premium contributions.

The forgoing summary of the material terms of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

Prior to Mr. Amello’s appointment, Gavin MacBeath, the Company’s Chief Executive Officer had assumed the responsibilities of interim principal financial officer of the Company, and Leiden Dworak, the Company’s Vice President, Finance, had assumed the responsibilities of principal accounting officer and Treasurer of the Company. As a result of Mr. Amello’s appointment, Dr. MacBeath and Mr. Leiden ceased to have these responsibilities as of the Start Date. Dr. MacBeath and Mr. Dworak will continue to serve as the Company’s Chief Executive Officer and the Company’s Vice President, Finance, respectively.

There are no family relationships between Mr. Amello and any other director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Amello that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press release issued by TScan Therapeutics, Inc. on January 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: January 29, 2024	By:	/s/ Gavin MacBeath
Gavin MacBeath
Chief Executive Officer